Exhibit 99.1

Rostock Ventures Corp. Announces the Appointment of New President and CEO

San Diego, CA – Rostock Ventures Corp. (OTC.BB:ROSV - News) (the “Company”), a junior mineral exploration company focused on identifying and developing mineral deposits throughout North America, is pleased to announce the appointment of Luis Carrillo as the Company’s new President and Chief Executive Officer. Mr. Carrillo has succeeded all positions formerly held by Mr. Sinclair.

Mr. Carrillo, an attorney licensed to practice law, has extensive experience in the areas of corporation finance, corporate and business law, corporate governance, business transactions, and securities. Mr. Carrillo’s experience in structuring and negotiating joint-venture, partnership and other strategic arrangements will help the growth of the Company in future transactions and/or acquisitions.

Commenting on his recent appointment, Mr. Carrillo stated that “The Company will focus its efforts of the development of the current projects and the ongoing review of additional projects that would increase shareholder value. We are particularly excited about the Yukon Gold Prospect, where work is currently underway.”

The Company also wishes to thank Mr. Sinclair for his dedication, and to wish him luck in his future endeavors.

About Rostock Ventures Corp.

Rostock Ventures Corp. is a junior mineral exploration company engaged in the acquisition, exploration, and development of mineral properties throughout North America.

More information about the Company may be found at: www.rostockcorp.com or please send an email to info@rostockcorp.com

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of exploration programs; competition from other exploration or mining companies; and the company's ability to obtain additional funding required to conduct its exploration activities. Please refer to the company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Contact:

Investor Relations

Rostock Ventures Corp.

info@rostockcorp.com

www.rostockcorp.com